Media Contact:	Investor Contact:

Barbara Henderson SVP, Worldwide Corp. Comm. (310) 410-9600 ext. 32736	Erin Gehan Sr. Director Investor Relations (310) 410-9600 ext. 32862

HERBALIFE LTD. ANNOUNCES THIRD-QUARTER NET SALES
OF $529.5 MILLION AND RECORD NET INCOME OF $48.3 MILLION

LOS ANGELES, November 6, 2007 — Herbalife Ltd. (NYSE: HLF) today reported third quarter net sales of $529.5 million, an increase of 11.1 percent compared to the same period of 2006. This record performance was largely attributable to double-digit growth in several of the company’s top countries, including the U.S. up 20.4 percent, Taiwan up 23.6 percent and China up 89.3 percent, versus the third quarter of 2006. The company’s Chairman and Chief Executive Officer Michael O. Johnson, said, “We are pleased to report our 15th consecutive quarter of double-digit growth and another record quarter for net income. Our strong performance reflects the strength of our independent distributor organization, their confidence in the company, and the foundation we’ve built with our products, business opportunity, brand and image.”

During the third quarter 2007, total supervisors increased 16.6 percent to 418,735 and new supervisors of 52,982 increased 4.7 percent versus the third quarter of 2006. The company’s President’s Team membership increased 11.3 percent to 1,066 members.

Financial Performance

For the quarter ended September 30, 2007, the company reported net income of $48.3 million, or $0.67 per diluted share, compared to $26.5 million, or $0.36 per diluted share in the third quarter of 2006. Excluding the impact of refinancing charges and other items1 in third quarter of 2006, adjusted diluted net income per share was $0.51, resulting in a $0.16 improvement in third quarter 2007. The increase in net income was primarily attributable to double-digit net sales growth, expansion in operating profit margins, and a reduction in interest expense during the period1.

During the third quarter, the company invested $9.2 million in capital expenditures, primarily related to enhancements to its management information systems and additional infrastructure investments to improve distributor service levels.

On August 23, 2007, the company’s Board of Directors approved an increase of $150 million to its previously authorized share repurchase program of $300 million raising the total value of company common shares authorized to be repurchased to $450 million. During the third quarter, the company repurchased
1See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for more detail

1.7 million shares of its common stock through open market transactions at an average price of $39.23 for an aggregate cost of $65.1 million. The company used excess cash along with debt to fund the repurchase. Since this share repurchase program was authorized in April 2007, the company has repurchased 5.2 million shares at an aggregate cost of $203.9 million.

For year to date September 30, 2007, the company reported net sales of $1,567.7 million an increase of 12.1 percent compared to $1,398.2 million in the comparable period in 2006. For the year to date September 30, 2007, the company reported net income of $ 137.6 million, or $1.87 per diluted share, compared to $101.5 million, or $1.37 per diluted share in the comparable period for 2006. Excluding the impact of favorable tax settlements in international markets in 2006 and 2007, recapitalization expenses and tax benefits on refinancing transactions in 2006, as well as 2007 expenses related to the company’s realignment for growth initiative1, year to date September 30, 2007 net income increased 29.4 percent to $141.6 million, or $1.92 per diluted share, compared to $1.47 per diluted share in the comparable period in 2006.

Third Quarter 2007 Business Highlights

The company experienced record-breaking attendance at its distributor extravaganza events around the world. Over 10,000 distributors attended the North America regional event in Dallas, Texas. Over 17,000 distributors attended the EMEA regional event in Cologne, Germany. Over 15,000 distributors attended the South East Asia and North Asia regions combined Asia Pacific Extravaganza in Singapore. Over 17,000 distributors attended our Mexico and Central America regional event in Mexico City. These events are important to allow distributors a venue to train and network, and for the company to introduce new products and recognize distributor success.

The company continued its support of distributor business methods by sharing best practices globally. “We continue to encourage sharing of distributor best practices as we focus our company resources on supporting the distributors’ daily methods of operations,” said Greg Probert, the company’s president and chief operating officer.

Regional Performance

Europe, Middle East and Africa region, the company’s largest region, reported net sales of $133.8 million in the third quarter, an increase of 5.0 percent versus the same period of 2006. However, excluding the benefit of currency fluctuations, net sales decreased 2.4 percent. The EMEA region realized net sales growth in several of its top markets, including Spain which was up 35.4 percent; France, up 27.2 percent; Russia up 17.7 percent; and Italy up 15.8 percent, in each case compared to the third quarter of 2006. These net sales gains were partially offset by declines in other core markets including Germany down 13.3 percent, and the Netherlands down 18.9 percent versus the comparable period of 2006. Total supervisors in the region, as of September 30, 2007, decreased 6.0 percent versus the same period in 2006. Formula 1 single-serve sachets were introduced at the EMEA July extravaganza to support distributor sampling efforts.

The North America region reported net sales of $110.8 million in the third quarter, up 20.3 percent versus the same period of 2006, driven by U.S. sales up 20.4 percent versus third quarter 2006. Excluding currency fluctuations, net sales increased 19.9 percent. Total supervisors in the region, as of September 30, 2007, increased 18.8 percent versus the same period in 2006.

The Mexico and Central America region reported net sales of $92.9 million in the third quarter, down 9.8 percent versus the same period of 2006, led by Mexico, which was down 12.8 percent. Excluding currency fluctuations, net sales for the region decreased 9.8 percent. Total supervisors in the region, as of September 30, 2007, increased 26.6 percent as compared to the same period in 2006.

The South America/Southeast Asia region reported net sales of $76.2 million in the third quarter, up 47.7 percent versus the same period of 2006. Excluding currency fluctuations, net sales increased 41.6 percent. The growth in the region was primarily attributable to double and triple digit growth in the region’s top markets – Venezuela up 379.4 percent; Singapore up 45.7 percent; Bolivia up 44.1 percent; Colombia up 42.7 percent; and Argentina up 21.3 percent, coupled with growth in Peru, which opened in December 2006. Total supervisors in the region, as of September 30, 2007, increased 43.4 percent versus the same period in 2006.

The Greater China region reported net sales of $51.7 million in the third quarter, up 42.8 percent versus the same period of 2006. Excluding currency fluctuations, net sales increased 40.3 percent. The increase is attributable to sales growth in China, up 89.3 percent, and Taiwan, up 23.6 percent, as sales in Hong Kong were essentially flat. Total supervisors in the region, as of September 30, 2007, increased 50.7 percent versus the same period in 2006. Herbalife currently operates 90 stores/service centers in 28 provinces in China.

The North Asia region reported net sales of $34.5 million in the third quarter, up 3.6 percent versus the same period of 2006. Excluding currency fluctuations, net sales increased 3.2 percent. The increase came from both South Korea and Japan, up 6.6 percent and 1.6 percent, respectively. Total supervisors in the region, as of September 30, 2007, increased 1.3 percent versus the same period in 2006.

The Brazil region reported net sales of $29.6 million in the third quarter, a decline of 9.8 percent versus the same period of 2006. Excluding currency fluctuations, net sales decreased 20.3 percent. Total supervisors, as of September 30, 2007, decreased 4.8 percent versus the same period in 2006.

Fourth Quarter 2007 and Full Year 2008 Guidance

Fourth Quarter 2007

Based on its current business trends, the company is raising its full year 2007 diluted earnings per share guidance to be in a range of $2.62 to $2.64. The company is providing guidance for the fourth quarter of 2007 in the range of $0.72 to $0.74 for diluted earnings per share. Additionally, fourth quarter investment in capital expenditures are expected in the range of $16 million – $18 million.

Full Year 2008

Based upon current business trends coupled with the anticipated impact from investment initiatives, the company anticipates revenue growth to be in the range of 7 percent to 10 percent and earnings per share guidance to be in a range of $3.17 to $3.23. Additionally, the company anticipates that its capital spending will be in the range of $85 million — $95 million as the company implements Oracle ERP worldwide during 2008.

Third Quarter Earnings Conference Call

Herbalife’s third quarter earnings conference call will be conducted on Wednesday, November 7, 2007 at 8 a.m. PT (11 a.m. ET).  The dial-in number for this conference call for domestic callers is (866) 219-5268. Live audio of the conference call will be simultaneously webcast in the Investor Relations section of the company’s Web site at http://ir.herbalife.com. An audio replay will be available following the completion of the conference call in MP3 format or by dialing (866) 837-8032 (domestic callers) and (703) 925-2474 (international callers) and entering access code 1109438. The webcast of the teleconference will be archived and available on Herbalife’s Web site.

About Herbalife Ltd.

Herbalife Ltd. (www.herbalife.com) is a global network marketing company that sells weight-management, nutrition, and personal care products intended to support a healthy lifestyle. Herbalife products are sold in 65 countries through a network of more than 1.7 million independent distributors. The company supports the Herbalife Family Foundation <http://www.herbalifefamily.org/> and its Casa Herbalife program to bring good nutrition to children. Please visit Herbalife Investor Relations at http://ir.herbalife.com for additional financial information.

Disclosure Regarding Forward-Looking Statements

Except for historical information contained herein, the matters set forth in this press release are “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words, “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” or “anticipate” and any other similar words.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

• our relationship with, and our ability to influence the actions of, our distributors;
• adverse publicity associated with our products or network marketing organization;
• uncertainties relating to interpretation and enforcement of recently enacted legislation in China governing direct selling;
• risk of our inability to obtain the necessary licenses to expand our direct selling business in China;
• adverse changes in the Chinese economy, Chinese legal system or Chinese governmental policies;
• risk of improper action by our employees or international distributors in violation of applicable law;
• changing consumer preferences and demands;
• loss or departure of any member of our senior management team which could negatively impact our distributor relations and operating results;
• the competitive nature of our business;
• regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products, and network marketing program, including the direct selling market in which we operate;
• risks associated with operating internationally, including foreign exchange risks;
• our dependence on increased penetration of existing markets;
• contractual limitations on our ability to expand our business;
• our reliance on our information technology infrastructure and outside manufacturers;
• the sufficiency of trademarks and other intellectual property rights;
product concentration;
• our reliance on our management team;
• uncertainties relating to the application of transfer pricing, duties and similar tax regulations;
• taxation relating to our distributors,
product liability claims; and
• there can be no assurance that we will purchase any of our shares in the open market or otherwise.

RESULTS OF OPERATIONS:

Herbalife Ltd.
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)

	Quarter Ended		Nine Months Ended

	9/30/2006	9/30/2007	9/30/2006	9/30/2007

North America	$92,252	$110,807	$266,662	$329,263
Mexico & Cen Am	102,959	92,933	280,982	286,667
Brazil	32,843	29,635	99,447	95,193
SAMSEA	51,541	76,218	142,495	190,993
EMEA	127,428	133,788	414,075	423,024
Greater China	36,172	51,705	92,489	139,447
North Asia	33,179	34,457	101,999	103,155

Worldwide net sales	476,374	529,543	1,398,149	1,567,742
Cost of Sales	97,159	105,886	281,165	324,531

Gross Profit	379,215	423,657	1,116,984	1,243,211
Royalty Overrides	168,658	186,497	501,307	555,266
SGA	146,070	158,864	421,995	460,449

Operating Income	64,487	78,296	193,682	227,496
Interest Expense – net	25,869	2,740	36,839	7,218

Income before income taxes	38,618	75,556	156,843	220,278
Income Taxes	12,151	27,226	55,354	82,660
Net Income	$26,467	$48,330	$101,489	$137,618

Basic Shares	71,179	68,513	70,593	70,282
Diluted Shares	74,257	71,657	74,173	73,543

Basic EPS	$0.37	$0.71	$1.44	$1.96

Diluted EPS	$0.36	$0.67	$1.37	$1.87

Herbalife Ltd.
Consolidated Balance Sheets
(Unaudited)
(In thousands)

	December 31,	September 30,
	2006	2007
ASSETS
Current Assets:
Cash & cash equivalents	$154,323	$160,845
Inventory, net	146,036	126,547
Other current assets	155,348	187,866

Total Current Assets	455,707	475,258

Property and equipment, net	105,266	114,078
Other Assets	30,931	33,999
Goodwill	113,221	111,392
Intangible assets, net	311,808	310,060

Total Assets	$1,016,933	$1,044,787

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$39,990	$32,267
Royalty Overrides	116,896	122,882
Accrued expenses	149,575	187,575
Current portion of long term debt	5,599	3,831
Other current liabilities	11,432	9,086

Total Current Liabilities	323,492	355,641

Long-term debt, net of current portion	179,839	229,543
Other long-term liabilities	159,712	164,402

Total Liabilities	663,043	749,586

Shareholders’ equity:
Common shares	143	136
Additional paid in capital	132,755	157,725
Accumulated other comprehensive loss	(782)	(367)
Retained earnings	221,774	137,707

Total Shareholders’ Equity	353,890	295,201

Total Liabilities and Shareholders’ Equity	$1,016,933	$1,044,787

Herbalife Ltd
Total Supervisors by Region
(Unaudited)

Region	9/30/2006	9/30/2007	$chg

EMEA	87,762	82,506	-6%
North America	66,640	79,150	19%
Mexico and Central America	66,097	83,711	27%
SAM/SEA	50,723	72,726	43%
Brazil	38,857	37,003	-5%
Greater China	28,176	42,463	51%
North Asia	20,913	21,176	1%

Worldwide	359,168	418,735	17%

Herbalife Ltd
Volume Points by Region
(Unaudited)

	Three Months Ended			Nine Months Ended
Region	9/30/2006	9/30/2007	% chg	9/30/2006	9/30/2007	% chg

EMEA	129,730	125,237	-3%	426,704	402,133	-6%
North America	145,843	173,197	19%	409,731	510,684	25%
Mexico and Central America	170,224	149,048	-12%	467,454	458,867	-2%
SAM/SEA	73,934	99,075	34%	191,527	257,655	35%
Brazil	40,959	33,456	-18%	126,264	111,099	-12%
Greater China	40,329	56,317	40%	105,859	154,924	46%
North Asia	29,576	30,678	4%	89,468	93,366	4%

Worldwide	630,596	667,008	6%	1,817,008	1,988,728	9%

SUPPLEMENTAL INFORMATION

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

3Q 2006 vs. 3Q 2007

The following is a reconciliation of net income, presented and reported in accordance with U.S.
generally accepted accounting principles, to net income adjusted for certain items:

	Three Months Ending

	9/30/2006	9/30/2007

Net income, as reported	$26,467	$48,330
Tax benefits on refinancing transactions	(2,680)
Recapitalization expenses associated with July 2006 debt restructuring	14,274

Net income, as adjusted	$38,061	$48,330

The following is a reconciliation of diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to diluted earnings per share adjusted for certain items:

	Three Months Ending

	9/30/2006	9/30/2007

Diluted earnings per share, as reported	$0.36	$0.67
Tax benefits on refinancing transactions	(0.04)
Recapitalization expenses associated with July 2006 debt restructuring	0.19

Diluted earnings per share, as adjusted	$0.51	$0.67

Note: Amounts may not total due to rounding.

SUPPLEMENTAL INFORMATION

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

YTD 2006 vs. YTD 2007

The following is a reconciliation of net income, presented and reported in accordance with U.S.
generally accepted accounting principles, to net income adjusted for certain items:

	YTD

	9/30/2006	9/30/2007

Net income, as reported	$101,489	$137,618
Tax benefit resulting from an international income tax audit settlement	(3,693)	(609)
Tax benefits on refinancing transactions	(2,680)
Recapitalization expenses associated with July 2006 debt restructuring	14,274
Expenses associated with the Realignment for Growth initiative		989
Increase in tax reserves		3,565

Net income, as adjusted	$109,390	$141,563

The following is a reconciliation of diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to diluted earnings per share adjusted for certain items:

	YTD

	9/30/2006	9/30/2007

Diluted earnings per share, as reported	$1.37	$1.87
Tax benefit resulting from an international income tax audit settlement	(0.05)	(0.01)
Tax benefits on refinancing transactions	(0.04)
Recapitalization expenses associated with July 2006 debt restructuring	0.19
Expenses associated with the Realignment for Growth initiative		0.01
Increase in tax reserves		0.05

Diluted earnings per share, as adjusted	$1.47	$1.92

Note: Amounts may not total due to rounding.

SCHEDULE B: FINANCIAL GUIDANCE

2007 Guidance
For the Three Months ending December 31, 2007 and Twelve Months Ending December 31, 2007
	Three Months Ending		Twelve Months Ending
	December 31, 2007		December 31, 2007
	Low	High	Low	High
Net sales growth vs. 2006	9.0%	11.0%	9.0%	11.0%
Effective tax rate (1)	39.5%	40.0%	37.0%	37.5%
EPS (1) (2)	$0.72	$0.74	$2.62	$2.64
Cap Ex ($ mm’s)	$16.0	$18.0	$43.0	$45.0
(1) Excludes the increase in tax reserves which was reported in the first quarter 2007 financial results and tax benefit resulting from an international income tax audit settlements in 2007 and excludes the impact of expenses expected to be incurred in 2007 relating to the company’s realignment for growth initiative.
(2) Additionally, includes any potential accretion/dilution related to the company’s $450MM share repurchase program

2008 Guidance
For the Twelve Months Ending December 31, 2008
	Twelve Months Ending
	December 31, 2008
	Low	High
Net sales growth vs. 2007	7.0%	10.0%
EPS(3)	$3.17	$3.23
Cap Ex ($ mm’s)	$85.0	$95.0
(3) Excludes expenses expected to be incurred in 2008
relating to the company’s realignment initiative. Also
includes any potential accretion/dilution related to
the company’s $450MM share repurchase program